Exhibit 10.3

                                LETTER OF INTENT

This letter of intent (the "Agreement") is made on March 16, 2009 by and between:

Cerro Rico Ventures LLC, a Nevada limited liability company ("Lessor") and

Lithium Corp., a private company ("Lessee")

Whereas,

Lessor has certain prior and proprietary knowledge regarding the occurrence of lithium-rich materials (the "Property") in certain area of Nevada, and

Lessor is willing to disclose and utilize such information to acquire such Property on Lessee's behalf, and

Whereas,

Lessee has the ability, interest, and desire to enter into the Agreement to acquire such Property, and

Lessee is financially capable of entering into this Agreement for acquisition of the Property.

Now, therefore, Lessor and Lessee agree as follows:

     1. Lessee agrees to finance the initial acquisition of claims, as directed by Lessor.
     2. Lessee agrees to deposit funds sufficient to cover the staking and filing cost into Lessor's account, to be provided upon signing to Lessee, and prior to initiation of acquisition.
     3. Lessor agrees to acquire, on a best faith basis, by claim staking on US federal ground administered by the Bureau of Land Management, approximately 2,500 acres.
     4. Lessee's initial acquisition cost per claim is estimated to be US $125 for staking, and US $175 for filing, for an approximate total cost of US $40,000.
     5.   Lessor agrees to acquire the Property on behalf of the Lessee, and
     6. Lessor agrees to hold the Property exclusively on behalf of the Lessee.

Additional Terms

     1. Lessor agrees to maintain accounting records sufficient to verify expenditures on staking and filing costs for the acquired claims, and to provide such accounting to Lessee.
     2. Lessee shall remit to Lessor US $20,000 as an initial annual lease payment. Lessee agrees to the following annual lease schedule:

          a. Upon 1st anniversary of confirmation-               $ 25,000
          b.   Upon 2nd anniversary-                             $ 30,000
          c.   Upon 3rd through 10th anniversary-                $ 50,000
          d.   Upon 11th through 20th-                           $ 75,000
          e.   At any time upon commercial sustained
               production a one-time final lease payment of      $250,000
               e.1 any such production payment as set forth in section "e" above shall supersede annual lease payments, which will cease so long as production is maintained. Upon cessation of
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                    production for any period in excess of 6 months, the annual lease payment schedule shall resume.

     3. Lessor reserves and maintains a 3% net smelter royalty (the "NSR"), subject to the following

          a.   Lessee may purchase 1% of the NSR within 5 years of $500,000
          b. Lessee may purchase an additional 1% of the NSR within 10 years for $1,000,000
          c. Lessee may purchase the remainder for the NSR within 15 years for an additional sum of $2,000,000

     4. Lessee agrees to maintain the property in good standing and to comply with all laws pertinent to activities on the Property.

Lessor and Lessee agree that this Agreement and any following formal lease shall not constitute a partnership.

Lessor and Lessee agree, on a good faith basis, to negotiate a formal lease agreement embodying the above terms and other such mutually agreeable clauses as a standard and necessary for the orderly exploration and development of the Property, and maintenance of the lease status by and between Lessor and Lessee.

Any notices required or authorized shall be delivered by commercial courier, facsimile, certified U.S. Mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below:

If to Lessor:     Cerro Rico Ventures LLC
                  5004 E. Albuquerque Road
                  Reno, NV 89

If to Lessee:     Lithium Corp.
                  9443 Axlund Road
                  Lynden, WA 98264

Lessor and Lessee agree that time is of the essence in the performance of the mutual agreements, obligations, and covenants set forth in this Agreement. The parties have executed this Agreement effective the date first written above.

Lessor                                       Managing Member

/s/
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Cerro Rico Ventures LLC                      Title


Lesee                                        Director

/s/
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Lithium Corp.                                Title